                                                                   EXHIBIT 11.1


                          THE COAST DISTRIBUTION SYSTEM

                          Computation of Loss Per Share
                           Quarter Ended June 30, 1997



                                                                 Primary        Fully Diluted
                                                             Loss Per Share    Loss Per Share
                                                             --------------    --------------
   I.    Weighted Averages Shares Outstanding                   5,246,879         5,246,879

  II.    Net Loss                                              $  (51,000)       $  (51,000)

         Dividends paid on preferred stock of subsidiary           (3,000)           (3,000)
                                                               ----------        ----------

         Net loss attributable to common shareholders          $  (54,000)       $  (54,000)

         Divided by Common and Equivalent Shares                5,246,879         5,246,879
                                                               ----------        ----------

         Loss Per Share                                        $    (0.01)       $    (0.01)
                                                               ==========        ==========


                                                                   EXHIBIT 11.1


                          THE COAST DISTRIBUTION SYSTEM

                          Computation of Loss Per Share
                         Six Months Ended June 30, 1997




                                                                 Primary       Fully Diluted
                                                             Loss Per Share    Loss Per Share
                                                             --------------    --------------
  I.     Weighted Averages Shares Outstanding                   5,229,700         5,229,700

 II.     Net Loss                                              $ (143,000)       $ (143,000)

         Dividends paid on preferred stock of subsidiary          (6,000)            (6,000)
                                                               ----------        ----------

         Net loss attributable to common shareholders          $ (149,000)       $ (149,000)

         Divided by Common and Equivalent Shares                5,229,700         5,229,700
                                                               ----------        ----------

         Loss Per Share                                        $    (0.03)       $    (0.03)
                                                               ==========        ==========
